SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[X]  Preliminary proxy statement
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               NAVARRE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                               NAVARRE CORPORATION
                             7400 49TH AVENUE NORTH
                            NEW HOPE, MINNESOTA 55428

                 ----------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 9, 1999

          ------------------------------------------------------------

The Annual Meeting of the Shareholders of Navarre Corporation (the "Company") will be held Thursday, September 9, 1999 at 3:30 p.m., local time, at The Marquette Hotel, St. Croix River Room, Third Floor, 710 Marquette Avenue, Minneapolis, Minnesota, 55402, for the following purposes:

         1. To elect two directors to hold office for a term of three years or until their successors are elected;

         2. To ratify and approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock;

         3.       To approve an amendment to the 1992 Stock Option Plan; and

         4. To transact such other business as may properly come before the meeting or any adjournments thereof;

Shareholders of record at the close of business on July 23, 1999 will be entitled to vote at the meeting or any adjournments or postponements thereof. All shareholders are cordially invited to attend the meeting.

If you do not expect to be present at the meeting, you are requested to fill in, date and sign the enclosed proxy and to mail it promptly in the enclosed envelope to make sure that your shares are represented at the meeting. In the event you decide to attend the meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

                               By Order of the Board of Directors




                               Charles E. Cheney
                               Secretary

July 29, 1999

                               NAVARRE CORPORATION
                             7400 49TH AVENUE NORTH
                            NEW HOPE, MINNESOTA 55428
                                 (612) 535-8333

                   ------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 9, 1999

                   ------------------------------------------

                             SOLICITATION OF PROXIES


This Proxy Statement is being furnished to the shareholders of Navarre Corporation in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, September 9, 1999 at 3:30 p.m., local time, at The Marquette Hotel, St. Croix River Room, Third Floor, 710 Marquette Avenue, Minneapolis, Minnesota, and at any adjournments or postponements thereof. This Proxy Statement and accompanying proxy are first being mailed to the shareholders of the Company on or about July 30, 1999.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise then by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Only shareholders of record as of the close of business on July 23, 1999 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding 23,508,394 shares of common stock, no par value, each of which is entitled to one vote per share on each matter to be voted upon at the Annual Meeting. Shareholders do not have the right to accumulate votes for the election of directors.

The enclosed proxy may be revoked at any time before it is voted by the execution and delivery of a proxy bearing a later date or by notification in writing given to the Secretary of the Company prior to the meeting. The enclosed proxy may also be revoked by attending the meeting and electing to vote in person. The enclosed Board of Directors' proxy, when properly signed and returned to the Company, will be voted at the Annual Meeting as directed therein. Proxies in which no direction is given with respect to the various matters of business to be transacted at the meeting will be voted FOR the election of the nominees for the Board of Directors named in this Proxy Statement and for other matter presented by the Board of Directors. While the Board of Directors knows of no matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name" which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, the shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 1, 1999 with respect to the beneficial ownership of the common stock of the Company by (i) all persons who are known by the Company to hold five percent or more of the common stock of the Company, (ii) each of the directors and current Named Executive Officers of the Company, and (iii) all directors and officers of the Company as a group.

                      Name and Address                 Amount and Nature of
                     of Beneficial Owner               Beneficial Ownership (1)         Percent of Class
        ---------------------------------------------- ------------------------------- --------------------

        Eric H. Paulson (2)                                    2,350,669(3)                      10.0%
        Charles E. Cheney                                        591,720                          2.5%
        Dickinson G. Wiltz                                       115,888                           *
        James G. Sippl                                             7,200                           *
        Michael L. Snow                                            7,200                           *
        Alfred Teo                                               746,900                          3.2%
        All directors and executive officers
            as a group (12 persons)                            3,851,747                         16.4%

* Indicates ownership of less than one percent.

(1) Includes shares of common stock issuable upon exercise of outstanding options and warrants exercisable within sixty days of July 1, 1999 in the following amounts: Eric H. Paulson - 70,000 shares; Charles E. Cheney - 16,000 shares; Dickinson G. Wiltz - 800 shares; James G. Sippl - 7,200 shares; Michael
L. Snow - 7,200 shares; and Alfred Teo - no shares and all directors and executive officers as a group - 133,370 shares.
(2) Mr. Paulson's address is 7400 - 49th Avenue North, New Hope, Minnesota
55428.
(3) Includes 3,650 shares owned by Mr. Paulson's wife with respect to which he disclaims beneficial ownership.

                              ELECTION OF DIRECTORS

Pursuant to the terms of the Amended and Restated Articles of Incorporation of the Company, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. The terms of Messrs. Eric H. Paulson and James G. Sippl expire at the Annual Meeting of Shareholders following fiscal year 1999, the terms of Mr. Michael L. Snow and Mr. Alfred Teo expire at the Annual Meeting of Shareholders following fiscal year 2000 and the terms of Messrs. Charles E. Cheney and Dickinson G. Wiltz expire at the Annual Meeting of Shareholders following fiscal year 2001. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office.

Two directors will be elected at the Annual Meeting to serve until the Annual Meeting of Shareholders following fiscal year 2002 or until their successors are elected. The Board of Directors has nominated for election the persons named below. Each nominee is currently a director and was elected by the shareholders.

The Board is proposing that the shareholders elect the two named nominees. It is intended that proxies will be voted for the named nominees. Unless otherwise indicated, each director has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than four years. The Board of Directors believes that the nominees named below will be able to serve, but should the nominees be unable to serve as directors, the persons named in the proxies have advised that they will vote for the election of such substitute nominees as the Board of Directors may propose. The names of the nominees and other directors filling unexpired terms are set forth below, based upon information furnished to the Company by the nominees and directors.

Name and Age                           Principal Occupation and Other Directorships
------------                           --------------------------------------------

NOMINEES PROPOSED FOR ELECTION FOR TERM EXPIRING AT THE ANNUAL MEETING FOLLOWING FISCAL 2002

Eric H. Paulson(54)..................  Mr. Paulson is the founder and has been president and chief executive  officer of the Company  since its  inception in 1983.  Mr.  Paulson also served as the
                                       executive   vice   president   and  chief   operating   officer  at  Lieberman
                                       Enterprises,  Inc.  during the period from  January  1990 to October 1991 when
                                       Live Entertainment,  Inc., and Lieberman Enterprises,  Inc. owned the Company.
                                       Prior to 1983,  Mr.  Paulson  served  as senior  vice  president  and  general manager of  Pickwick  Distribution  Companies,  a  distributor  of records and tapes.  Mr.  Paulson has been a director of the Company  since  October  1991.
                                       He was also a director  from the time of the  inception of the Company in 1983 until  the  Live  Entertainment  acquisition  in  1990.  Mr.  Paulson  is also chairman of NetRadio Corporation.

James G. Sippl(51)...................  Mr. Sippl has served as a director of the Company  since July 1993.  Mr. Sippl has  served as a financial consultant for Sippl &  Associates  since May 1998.
                                       Prior to that Mr. Sippl was chief operating officer of IntraNet  Solutions,  a software  company from January 1997 to May 1998.  Mr. Sippl has served as vice president  of business  development,  with  Merrill  Corporation,  a financial printer  from  November  1990  to  January  1997.  Prior  to  joining  Merrill
                                       Corporation,  Mr. Sippl was president of Chicago  Cutlery,  a manufacturer  of fine  cutlery,  from 1985 to 1989.  From 1970 to 1985,  Mr. Sippl was employed at Coopers & Lybrand, most recently as a partner.

DIRECTORS SERVING CONTINUING TERMS.

Charles E. Cheney(56).............     Mr. Cheney has served as executive vice president and chief financial  officer of the  Company  since  1985.  Mr.  Cheney has been a director  of the Company since  October  1991.  Mr.  Cheney  also served as senior  vice  president  of
                                       Lieberman  Enterprises,  Inc., and general  manager of the Company during 1990 and 1991.  Prior to joining the  Company,  Mr.  Cheney was employed by Control
                                       Data  Corporation  in various  financial  capacities  for twelve  years,  most recently as controller of Control Data Commerce  International.  Mr. Cheney is
                                       a certified public accountant.

Michael L. Snow(48)...............     Mr. Snow has served as a director of the  Company  since April 1995.  Mr. Snow is of counsel with the Minnesota law firm of Maslon  Edelman Borman & Brand, a
                                       Limited  Liability  Partnership,  which he joined in 1976.  He has served as a director,  officer or founder in numerous public and private  corporations and currently  serves as a director of Osmonics,  Inc. and  Satellite  Industries,
                                       Inc.

Alfred Teo(53)....................     Mr. Teo has served as a director  of the  Company  since May 1998.  Mr. Teo is chairman  and chief  executive  officer of The Sigma  Plastics  Group which he started in 1979.  He is a member of the board of  directors  of Fleet Bank NA,
                                       American  Bank Note and Cirrus  Logic.  Mr. Teo is also member of the board of trustees  of St.  Joseph's  Hospital  and  Medical  Center  and a trustee  for
                                       Stevens  Institute of  Technology.  In  addition,  Mr. Teo is the chairman and chief executive officer of Hillman Eye Center and Alpha Technology, Inc.

Dickinson G. Wiltz(70)............     Mr. Wiltz has served as a director of the Company  since  October 1991. He was also a director  from the time of  inception  of the Company in 1983 until the
                                       Live  Entertainment  acquisition in 1990.  Mr. Wiltz has been a  self-employed business management consultant since 1974.

DIRECTOR COMPENSATION

The non-employee members of the Board of Directors each receive $500 per meeting. Under the terms of the Company's 1992 Stock Option Plan, each non-employee director is to receive on April 1 of each year beginning April 1997, a non-qualified stock option to purchase 6,000 shares of Company common stock at the fair market value on the day of the grant. Pursuant to the Plan, each of Messrs. Sippl, Snow and Wiltz received options to purchase 6,000 shares at a price of $2.5625 on April 1, 1998 and each of Messrs. Sippl, Snow, Wiltz and Teo received options to purchase 6,000 shares at a price of $15.375 on April 1, 1999.

BOARD ACTIONS AND COMMITTEES

During fiscal 1999, the Board of Directors held eight formal meetings and each director attended seventy-five percent or more of the meetings of the Board and of the committees on which the directors served. Board members also met informally during fiscal 1999 to discuss various aspects of the business affairs of the Company.

The Board of Directors has established an Audit Committee and Compensation Committee. The Audit Committee of the Board of Directors for fiscal 1999 was comprised of James G. Sippl and Michael L. Snow who are non-employee directors of the Company. The Audit Committee annually recommends independent accountants for appointment by the Board of Directors, reviews the services to be performed by the independent accountants, and receives and reviews the reports submitted by them. During fiscal year ended March 31, 1999, the Audit Committee held two meetings.

The Compensation Committee of the Board of Directors for fiscal 1999 was comprised of Mr. Sippl and Mr. Teo who are non-employee directors of the Company. The Compensation Committee has general responsibility for all employee compensation, bonus and benefit matters, including recommendations to the full Board on compensation arrangements of officers and directors, bonuses, benefit plans and stock option grants. The Compensation Committee held two meetings during fiscal year ended March 31, 1999.

The Company does not have a nominating committee. The officers of the Company are appointed by the Board of Directors and hold office until their successors are chosen and qualified or until their earlier death, resignation or removal from office.

EXECUTIVE OFFICERS OF THE COMPANY

The Company's executive officers and other key members of management are as follows:

         Name              Age                       Position with the Company
         ----              ---                       -------------------------

Eric H. Paulson            54       Chairman of the Board, President and Chief Executive Officer
Charles E. Cheney          56       Secretary, Treasurer and Director, Executive Vice President and
                                    Chief Financial Officer
James S. Chiado            49       Vice President and General Manager, Independent Music Division
Kathleen A. Conlin         55       Vice President, Corporate Controller
Thomas J. Lenaghan         49       Vice President and General Manager, Alternative Retail Marketing
Edward A. Tomechko         50       Chief Executive Officer and Director, NetRadio Corporation
John Turner                45       Vice President, Operations
Ian R. Warfield            51       Vice President and General Manager, Computer Products Division

The following is a brief summary of the business experience of each of the key members of management of the Company. Information with respect to Mr. Paulson and Mr. Cheney is set forth above under "Election of Directors".

         JAMES S. CHIADO has been vice president and general manager, Independent Music Division since joining the Company in March 1998. Prior to joining the Company, Mr. Chiado was senior vice president of sales at Simitar Entertainment from 1997 to 1998, senior vice president of sales and marketing at Essec Entertainment from 1994 to 1997 and senior vice president of sales at Arista Records from 1991 to 1993. In addition, Mr. Chiado's twenty-five year industry career included various management positions with CBS Records and Sony Music Distribution for more than sixteen years.

         KATHLEEN A. CONLIN has been vice president, corporate controller since 1995. Prior to that, she served as controller, accounting manager and full charge bookkeeper since joining the Company in April of 1984.

         THOMAS J. LENAGHAN has been vice president and general manager, Alternative Retail Marketing since joining the Company in June 1997. Prior to joining the Company, Mr. Lenaghan was employed by the Handleman Company for twelve years, most recently as vice president of sales. In addition, Mr. Lenaghan's career covers a total of twenty-five years in the music industry in various management positions with both Handleman and Pickwick International.

         EDWARD A. TOMECHKO has served as President, Chief Financial Officer and director of NetRadio Corporation since January 1999 and served as Chief Financial Officer from August 1998 until March 15, 1999. From April 1997 to April 1998, Mr. Tomechko served as Senior Vice President and Chief Financial Officer of David's Bridal, Inc. >From January 1996 to April 1997, Mr. Tomechko was Senior Vice President and Chief Financial Officer of the County Seat Stores, Inc., and from 1990 to 1996, Mr. Tomechko served as Vice President and Treasurer of County Seat. In October 1996, County Seat filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code, In the United States Bankruptcy Court for the District of Delaware. On October 29, 1997, the Plan of Reorganization was consummated.

         JOHN TURNER has been vice president of operations since joining the Company in September 1995. Prior to joining Navarre, Mr. Turner was senior director of distribution for Nordic Track in Chaska, MN from July 1993 to September 1995. Prior to that he held various positions in logistics in the United States and in the United Kingdom.

         IAN R. WARFIELD has been vice president and general manager, Computer Products Division since joining the Company in January 1998. Prior to joining Navarre, Mr. Warfield served as senior vice president of sales and marketing for Point Group Corporation from November 1994 to January 1998, a provider of global OEM software services. In addition, Mr. Warfield's twenty-year industry career included senior management roles at Software, Etc. from March 1992 to February 1994 and Technology Marketing Group from March 1990 until February 1992. His consulting experience as a former partner at the national consulting firm IMS from April 1994 until November 1995 included the provision of strategic, tactical and process consulting to IBM, Compaq, Hewlett Packard, Samsonite and American Airlines.


                             EXECUTIVE COMPENSATION

The following table sets forth the annual compensation and other components of compensation for the fiscal years ending March 31, 1999, 1998, and 1997, for Eric H. Paulson, the chief executive officer of the Company, Charles E.
Cheney, and Guy M. Marsala, the only other executive officers of the Company whose total cash compensation exceeded $100,000 (together, the "Named Executive Officers") during the fiscal year ended March 31, 1999.


                                          SUMMARY COMPENSATION TABLE
                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                      ANNUAL COMPENSATION              ----------
                                            ----------------------------------------   SECURITIES
     NAME AND                      FISCAL                               OTHER ANNUAL    UNDERLYING      ALL OTHER
PRINCIPAL POSITION                  YEAR    SALARY        BONUS         COMPENSATION      OPTIONS     COMPENSATION
------------------------------------------------------------------------------------------------------------------

Eric H. Paulson                     1999   $293,082     $125,000            ----          100,000       $77,500(2)
  Chairman of the Board,            1998   $246,542         ----            ----           75,000       $72,000(2)
    Chief Executive Officer         1997   $249,246     $172,000(3)      $11,769(1)        ----          ----
    and President

Charles E. Cheney                   1999   $205,385     $ 75,000         $ 9,000(1)       100,000       $77,500(2)
  Executive Vice President          1998   $180,769         ----         $ 9,000(1)        45,000       $72,000(2)
    Chief Financial Officer         1997   $174,680     $ 87,600(3)      $ 9,000(1)       ----           ----
    Secretary and Treasurer

Guy M. Marsala (4)                  1999   $128,250     $100,000         $ 5,711(1)        80,000        ----
  Chief Operating Officer           1998   $195,000         ----         $ 9,000(1)       ----           ----
                                    1997   $ 67,500         ----         $ 3,115(1)       ----           ----

(1) Represents car allowance.
(2) Amounts reflect loan guarantee fees paid to both Mr. Paulson and Mr. Cheney in consideration of their guarantees of the Company's obligations.
(3) Amounts reflect $86,000 for Eric H. Paulson and $43,800 for Charles E. Cheney, which was accrued in fiscal 1996 but not paid until 1997.
(4) Employment terminated on November 10, 1998.

EMPLOYMENT AGREEMENTS

The Company entered into employment agreements (the "Employment Agreements") with Mr. Paulson and Mr. Cheney effective October 1, 1996. The Employment Agreements protect the proprietary rights of the Company to all material and ideas developed by Mr. Paulson and Mr. Cheney during their employment and prohibit the disclosure of any confidential matters by these employees during or after their employment with the Company.

The agreement with Mr. Paulson terminates on September 30, 2001 and is automatically renewable for one-year periods. The agreement currently provides for a base salary of $300,000 per year, subject to annual adjustments by the Board of Directors, and a year end bonus of up to eighty percent of his base salary.

The agreement with Mr. Cheney terminates on September 30, 2001 and is automatically renewable for one-year periods. The agreement currently provides for a base salary of $210,000 per year, subject to annual adjustments by the Board of Directors, and a year end bonus of up to sixty percent of his base salary.

Under the terms of the Employment Agreements, if the employment of either Messrs. Paulson or Cheney is terminated without cause by the Company or by the employee, for the employee cause as defined in the Agreements, the Employment Agreements require the payment to Messrs. Paulson and Cheney respectively of (i) their base salaries through the end of the term of the Agreement or for two years, whichever is more, in exchange for a properly executed non-compete agreement between the employee and the Company and (ii) certain benefits to Mr. Paulson for the greater of two years or the remaining term of the Agreement and Mr. Cheney for the greater of one year or the remaining term of the Agreement. In addition, if the termination by the Company without cause or by the employee for employee cause occurs after the change of control or ownership of the Company, the employee is entitled to receive benefits equal to the amount determined by multiplying 2.99 by the average annual compensation and fringe benefits paid to the employee over the five most recent fiscal years, an amount currently equal to approximately $1,024,503 with respect to Mr. Paulson, $681,844 with respect to Mr. Cheney. The Agreements further provide, however, that in no event shall the amount due and payable be such that it would constitute a "parachute payment" within the meaning of the Internal Revenue Code, and that, in the event that any portion of the severance payment would be deemed a parachute payment, then the amount of the severance payment would be reduced to the extent necessary to eliminate such treatment or characterization.

STOCK OPTION PLAN

The Company's 1992 Stock Option Plan (the "Stock Plan") was approved by the Board of Directors on September 1, 1992. A total of 2,174,000 shares of the Company's authorized common stock are reserved for issuance under the Stock Plan and an additional 1,300,000 shares have been authorized pending shareholder approval at the Annual Shareholders Meeting. The purpose of the Stock Plan is to attract and retain talented employees, non-employee directors, consultants and independent contractors, as well as reward such persons who contribute to the achievement to the Company's economic objectives, by giving them a proprietary interest in the Company. The Stock Plan provides for both incentive stock options and non-statutory stock options. Incentive stock options are granted at an exercise price based upon fair market value and receive favorable tax treatment under the Internal Revenue Code. Non-statutory stock options are granted at an exercise price determined by the Board of Directors and do not qualify for favorable tax treatment. A detailed description of the Plan is contained in Proposal 3 of this Proxy Statement.

The following table provides required information concerning the year end value of stock options under the Stock Plan to highly compensated executive officers of the Company identified on the table below. The following table sets forth certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during the Company's 1999 fiscal year.

                                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                      -------------------------------------------------------------------    POTENTIAL REALIZABLE
                                                 PERCENT OF                                     VALUE AT ASSUMED
                               NUMBER OF        TOTAL OPTIONS                                 ANNUAL RATES OF STOCK
                              SECURITIES         GRANTED TO      EXERCISE                    PRICE APPRECIATION FOR
                              UNDERLYING        EMPLOYEES IN      PRICE       EXPIRATION         OPTION TERM (1)
          NAME              OPTIONS GRANTED      FISCAL YEAR      ($/SH)         DATE             5%       10%
------------------------- -------------------- ---------------- ----------- --------------- --------------------------
Eric H. Paulson                   100,000           19.4         $2.9375       10/19/04        $81,172  $179,368
Charles E. Cheney                 100,000           19.4         $2.9375       10/19/04        $81,172  $179,368
Guy M. Marsala (2)                 80,000           15.6         $3.7500       11/10/98        $82,884  $183,153

(1) Represents the potential realizable value of grant of options assuming that the market price of the underlying common stock appreciates in value from its fair market value on the date of the grant to the end of the option term at the indicated annual rates.

(2) Mr. Marsala's options expired after termination of his employment.

The following table sets forth information with respect to the Company's executive officers concerning the exercise of options during fiscal 1999 and unexercised options held at March 31, 1999.


                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES (1)

                                                                                                  VALUE OF UNEXERCISED
                                 SHARES                        NUMBER OF UNEXERCISED                  IN-THE-MONEY
                                ACQUIRED        VALUE           OPTIONS AT YEAR END                OPTIONS AT YEAR END
       NAME                   ON EXERCISE      REALIZED       EXERCISABLE / UNEXERCISABLE      EXERCISABLE / UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------------
Eric H. Paulson                 205,000       2,258,888          40,000        230,000            467,500      2,135,500
Charles E. Cheney                40,000         513,700         125,000        170,000          1,391,458      1,865,780
Guy M. Marsala                  112,000       1,103,750         ----           ----               ----          ----

(1) Based on the difference between the March 31, 1999 closing price of $13.9375 per share as reported on the Nasdaq Stock Market and the exercise price of the options.


                              CERTAIN TRANSACTIONS

In connection with the Company's past borrowings, the Company's President, Eric
H. Paulson, and its Executive Vice President, Charles E. Cheney, have been required to guarantee obligations of the Company. In certain cases, these officers have received additional compensation from the Company in consideration of their guarantees. In connection with the Company's negotiating a $3.0 million overline in September 1997 with respect to the Company's $45 million credit facility with Congress Financial Corporation, Mr. Paulson and Mr. Cheney were required to personally guarantee the overline. As consideration for this guarantee, the Company agreed to pay to both Mr. Paulson and Mr. Cheney an amount equal to five percent of the total amount guaranteed, with payments to be made over a twelve-month period. During fiscal 1999, a total of $77,000 was paid to each of Mr. Paulson and Mr. Cheney pursuant to these guarantees. In the event that officers of the Company are required to guarantee bank obligations of the Company in the future, the Company anticipates paying them additional compensation for these guarantees. See "Executive Compensation".

At March 31, 1999, Mr. Paulson was indebted to the Company in the principal amount of $255,299. This indebtedness represents the largest principal amount outstanding during fiscal 1999. Mr. Paulson pays the Company interest on the outstanding indebtedness at the rate of 8.5 percent.

In January 1995, the Company decided to exercise its option to purchase the property on which its principal facilities and adjoining land were located, in part because of continuing disputes with its landlord with respect to matters in connection with the construction and the operation of the building. In September 1995, the Company entered into a settlement agreement with the landlord under which all matters with respect to the building were resolved and the Company acquired the building. At the time of the acquisition of the building, the Company was unable to arrange satisfactory permanent financing for the building. Accordingly, the Company entered into a Lease Agreement with a limited liability company the members of whom were Eric H. Paulson and Charles E. Cheney, the Company's President and Executive Vice President, respectively, which limited liability company acquired the building. Under the terms of the lease agreement, the Company agreed to lease the building for approximately the same price as the contract with the original landlord, provided, that the management fee to be paid in connection with the leasing of the building was decreased from five percent of the aggregate rent to three percent of the aggregate rent, and the cost of living increases in the rent, rather than being effective at the end of five years, were effective at the end of each year. In addition, the Company received a purchase option, under which it had the right to purchase the building for an amount equal to the net present value of future income payments under the lease, which approximated the purchase option it had under the old agreement. The proposed transaction was approved unanimously by the disinterested directors of the Company's Board of Directors and the Company believes that the terms under which the Company leased the building from the limited liability company were on terms no less favorable than could be obtained from independent third parties. In August 1998, the building was sold to a non-related third party. During the fiscal year ended March 31, 1999, the Company made lease payments through August 1, 1998 to the limited liability company totaling $172,092.


                      REPORT OF THE COMPENSATION COMMITTEE

Decisions on compensation of the Company's executives are generally made by the two member Compensation Committee of the Board (the "Committee") consisting of James G. Sippl and Alfred Teo who are non-employee directors. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under the Company's 1992 Stock Option Plan, which are made solely by the Committee.

Set forth below is a report submitted by the Committee addressing the Company's compensation policies for fiscal 1999 as they affected Mr. Paulson, the Company's chief executive officer and Mr. Cheney, the other executive officer who, for fiscal 1999, were the Company's most highly paid executive officers whose compensation exceeded $100,000. The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities and Exchange Act of 1933 (the "1933 Act") or the Securities and Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION PHILOSOPHY.

The Committee's executive compensation policies are designed to provide competitive levels of compensation in order to attract and retain highly qualified executives, establish compensation levels based upon a comparison of job responsibility within the Company to similar positions in comparable companies and industries, and recognize individual performance based upon long-term specific goals, as opposed to short-term or arbitrary measurements of performance.

BASE SALARY.

The Committee annually reviews each executive officer's salary. In determining appropriate base salary levels, the Committee considers levels of responsibility, performance on behalf of the Company, the overall performance of the Company and external pay practices. With respect to external pay practices, the Committee uses various surveys of executive compensation for companies of similar size and comparable industries as a basis for determining competitive levels of cash compensation.

ANNUAL INCENTIVE AWARDS.

The Company pays bonuses to its executive officers based upon the performance of the Company. Mr. Paulson may receive an amount up to eighty percent of his base salary and Mr. Cheney may receive an amount up to sixty percent of his base. The Committee may award executive officers either cash, common stock or a combination of cash and common stock as incentive compensation.

STOCK OPTIONS.

In order to promote improved long-term performance by the Company, the Committee awards stock options to the Company's executive officers. Stock options are awarded in order to achieve competitive compensation levels and to reward individual performance of executive officers. Stock options only have value for the executive officers if the price of the Company's stock appreciates in value from the date the stock options are granted. Shareholders also benefit from such stock price appreciation. The Compensation Committee believes that the grant of restricted stock grants provides additional compensation to the Company officers by providing them with an additional equity interest in the Company's securities.

CHIEF EXECUTIVE OFFICER COMPENSATION.

Mr. Paulson's base pay for fiscal 1999 was $300,000. The compensation package for Mr. Paulson was set by the Board of Directors. Mr. Paulson's base salary was established in connection with the executive of a new employment agreement in October 1996. During fiscal 1999, the Company made cost of living adjustments to the base salary. Mr. Paulson was paid a bonus of $125,000 during fiscal 1999 in part for his achievements in successfully completely a private placement of $20.0 million of preferred stock in May 1998. The terms of Mr. Paulson's employment agreement are set forth in the section entitled "Employment Agreements and Change of Control Provisions."

                 SUBMITTED BY THE 1999 COMPENSATION COMMITTEE OF
                        THE COMPANY'S BOARD OF DIRECTORS


                     James G. Sippl                Alfred Teo

PERFORMANCE GRAPH

The following Performance Graph compares performance of the Company's Common Stock on the Nasdaq National Market System to the Nasdaq Stock Market (US Companies) Index and a Peer Group Index described below. The graph compares the cumulative total return from March 31, 1994 to March 31, 1999 on $100 invested on March 31, 1994 assumes reinvestment of all dividends and has been adjusted to reflect stock splits.

Index levels as of March 31, 1999 were 743.3 for Navarre Corporation, 342.7 Nasdaq Stock Market and 79.4 for the Self-Determined Peer Group.

The Peer Group Index below includes the stock performance of the following companies which were used in the Company's performance graph in the Company's proxy statement for fiscal 1999: Handleman Co., Ingram Micro Inc., Merisel Inc., Platinum Entertainment, Inc. and Tech Data Corp. This group is comprised of companies, that, in fiscal 1999 had similar music or software distribution operations.

                                PERFORMANCE GRAPH

                               NAVARRE CORPORATION
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS


                               [PLOT POINT GRAPH]

                                           3/31/95      3/31/96     3/31/97     3/31/98       3/31/99
       Navarre Corporation                  133.3        223.3       153.3       140.0         743.3
       NASDAQ Stock Market                  111.2        151.1       167.9       254.6         342.7
       Self-Determined Peer Group            56.1         55.4        75.7       119.6          79.4

      PROPOSAL 2 - AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 100,000,000

In July 1999, the Board of Directors of the Company adopted a resolution, subject to shareholder approval and ratification, approving an amendment to the Company's Articles of Incorporation to increase the aggregate number of shares of common stock authorized for issuance from 50,000,000 to 100,000,000. As of July 15, 1999, of the 50,000,000 shares of stock currently authorized, the Company had 23,508,394 shares of common stock outstanding, 949,448 shares reserved for issuance pursuant to outstanding options and warrants, and 80,498 additional shares reserved for future issuance.

The proposed increase in the number of shares of stock authorized for issuance by the Company is designed to ensure that shares of stock will be available, if needed, for various corporate purposes including, but not limited to, acquisitions, stock splits, stock dividends and other distributions. Although the Company is exploring alternatives for additional capital, it currently has no arrangements, commitments or understandings with respect to the issuance of any of the additional shares that would be authorized by the proposed amendment. The Board, however, believes it is desirable to have the authorized capital of the Company sufficiently flexible so that future business needs and corporate opportunities may be dealt with by the Board of Directors without undue delay or the necessity of holding a special shareholders' meeting. The increased authorized shares could be used by the Company to make a takeover attempt by a third party more difficult, such as by using the shares to make a counter-offer for the shares of the bidder or by selling shares to dilute the voting power of the bidder. As of the date of this Proxy Statement, the Board is unaware of any effort to accumulate the Company's shares of common stock or any hostile attempt to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

If adopted by the shareholders, the proposed amendment will be accomplished by the filing of Articles of Amendment with the Secretary of State of the State of Minnesota, which would be expected to be accomplished promptly following shareholder approval.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the common stock of the Company, voting at the meeting in person or by proxy, is required for the approval of the increase in authorized shares of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ADOPTION OF THIS PROPOSAL 2.

               PROPOSAL 3 - APPROVAL OF AMENDMENT TO THE COMPANY'S
                             1992 STOCK OPTION PLAN


SUMMARY OF 1992 PLAN

A general description of the basic features of the 1992 Plan, assuming the amendment described above is approved by the shareholders, is outlined below. This summary is qualified in its entirety by the terms of the 1992 Plan, a copy of which, in its amended form, may be obtained from the Secretary of the Company.

GENERAL

The 1992 Plan provides for the granting to participating eligible employees of the Company of (a) options to purchase common stock that qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") and (b) options to purchase common stock that do not qualify as incentive stock options ("Non-Qualified Options"). The 1992 Plan is administered by the Compensation Committee, which (other than with respect to automatic grants of options to non-employee directors) selects the participants to be granted options under the 1992 Plan, determines the amount of grants to participants and prescribes discretionary terms and conditions of each grant not otherwise fixed under the 1992 Plan. All employees of the Company are eligible for participation under the 1992 Plan. Sixty-eight employees were participants as of July 15, 1999. The maximum number of shares of Company Common stock that may be issued under the 1992 Plan is currently 2,174,000. Of this amount, 1,144,054 shares have been issued under the Plan, 949,448 are subject to currently outstanding options and warrants and 80,498 are reserved for future issuance.

STOCK OPTIONS

Incentive Stock Options must be granted with an exercise price equal to at least the fair market value of the common stock on the date of grant (or, in the case of participants owning more than 10% of the total combined voting power of all classes of stock of the Company, at least equal to 110% of the fair market value on the date of grant) Non-Qualified Options may be granted with an exercise price less than 100% of the fair market value of the common stock on the date of grant.

For Incentive Stock Options granted after December 31, 1986, the aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of shares of common stock with respect to which Incentive Stock Options become exercisable for the first time by a participant under the 1992 Plan during any calendar year may not exceed $100,000. On July 15, 1999, the closing price of a share of Company common stock as reported by the Nasdaq Stock Market was $10.25. Stock Options have a maximum term fixed by the Compensation Committee, not to exceed 10 years from the date of grant (five years in the case of an Incentive Stock Option granted to participants owning more than 10% of the total combined voting power of all classes of stock of the Company). Non-Qualified Options have a maximum term fixed by the Compensation Committee, not to exceed 10 years from the date of grant. Stock options become exercisable during their terms in the manner determined by the Compensation Committee. Stock options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of a participant they may be exercised only by the participant.

FEDERAL INCOME TAX CONSEQUENCES

The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an award.

INCENTIVE STOCK OPTIONS

There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to a participant of an Incentive Stock Option under the 1992 Plan. The exercise by a participant of an Incentive Stock Option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Stock Option, determined at the time of exercise, over the consideration paid for the shares by the participant will be a tax preference item for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as "excess parachute payments" within the meaning of the Code.

If a participant disposes of the shares acquired upon exercise of an Incentive Stock Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Stock Option was granted, nor within one year after the participant exercised the Incentive Stock Option and the shares were transferred to the participant (the "Applicable Holding Periods"), then the participant will recognize a long-term capital gain or loss. If the Applicable Holding Periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain.

VOTE REQUIRED

Shareholder approval of the amendment to the 1992 Plan requires the affirmative vote by the holders of a majority of shares of common stock represented at the Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ADOPTION OF THIS PROPOSAL 3.

REGISTRATION WITH SEC

The Company intends to file a Registration Statement covering the issuance of the additional shares issuable under the Stock Plan, as amended, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

NON-QUALIFIED OPTIONS

An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. As a general matter, when an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income.

                                     GENERAL


INDEPENDENT AUDITORS

The Board of Directors has selected the firm of Ernst & Young LLP, independent public accountants, as auditors to the Company for the year ended March 31, 2000. Ernst & Young LLP has audited the Company's financial statements since 1988. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. Based upon its review of Forms 3, 4 and 5 filed by the Company's insiders, the Company believes all such forms with respect to transactions occurring in fiscal 1999 were filed on a timely basis. During fiscal 1999, Charles E. Cheney and Dickinson G. Wiltz each failed to report in a timely manner one transaction. During fiscal 1999, Alfred Teo failed to report in a timely manner two filings, which related to 28 transactions.

SHAREHOLDER PROPOSALS

Any shareholder desiring to submit a proposal for action at the 2000 Annual Meeting of Shareholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company's offices, 7400 49th Avenue North, New Hope Minnesota 55428 addressed to Secretary, no later than April 1, 2000 in order to be considered for inclusion in the Company's proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

In addition, SEC Rule 14a-4 governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the Company's proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company's 2000 Annual Meeting, if the Company is not provided notice of a shareholder proposal prior to May 15, 2000 the Company will be allowed to use its voting authority as described above.

OTHER BUSINESS

All items of business intended by the management to be brought before the meeting are set forth in the Proxy Statement, and the management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors shall be properly raised at the Annual Meeting, it is the attention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

The Annual Report of the Company for fiscal 1999 is enclosed herewith. Shareholders may receive without charge a copy of the Company's Annual Report and Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Navarre Corporation, 7400 49th Avenue North, New Hope, MN 55428, Attention: Charles E. Cheney, or by calling the Company at (612) 535-8333.

                                        By Order of the Board of Directors



                                        Charles E. Cheney
                                        Secretary

Dated:  July 29, 1999

                              NAVARRE CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                                SEPTEMBER 9, 1999
                                    3:30 P.M.

                               NAVARRE CORPORATION
                               7400 - 49TH AVE NO
                               NEW HOPE, MN 55428



NAVARRE CORPORATION
PROXY SOLICITED BY BOARD OF DIRECTORS                                   PROXY
--------------------------------------------------------------------------------

The undersigned, revoking all prior proxies, hereby appoints Charles E. Cheney and Eric H. Paulson, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Navarre Corporation (the "Company") of record in the name of the undersigned at the close of business on July 23, 1999, at the Annual Meeting of Shareholders to be held on Thursday, September 9, 1999, or at any adjournment thereof, upon the following matters:



















                           (CONTINUED ON REVERSE SIDE)

                                                       -------------------------
                                                       | COMPANY  #            |
                                                       | CONTROL #             |
                                                       -------------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
o  Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/navr/ -- QUICK *** EASY *** IMMEDIATE

o  Use the Internet to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.


VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to NAVARRE CORPORATION c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.








      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                               PLEASE DETACH HERE


-------                                                                                                                     -------

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of directors: 01 Eric H. Paulson                                       [ ]  Vote FOR        [ ]  Vote WITHHELD
                          02 James G. Sippl                                             all nominees         from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,         ----------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)        |                                                  |
                                                                                |                                                  |
                                                                                ----------------------------------------------------
2. Proposal to ratify and approve an amendment to the Company's Articles of
   Incorporation to increase the number of authorized shares of Common Stock.      [ ]For          [ ] Against       [ ] Abstain

3. Proposal to approve an amendment to the Company's 1992 Stock Option Plan.       [ ]For          [ ] Against       [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box   [ ]
Indicate changes below:
                                                                                 Date
                                                                                      -----------------------------------------



                                                                                ----------------------------------------------------
                                                                                |                                                  |
                                                                                |                                                  |
                                                                                ----------------------------------------------------
                                                                                Signature(s) in Box
                                                                                Please sign exactly as your name(s) appear on Proxy.
                                                                                If held in joint tenancy, all persons must sign.
                                                                                Trustees, administrators, etc., should include title
                                                                                and authority. Corporations should provide full name
                                                                                of corporation and title of authorized officer
                                                                                signing the proxy.


-------                                                                                                                     -------